UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: + 41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As required under Swiss law, effective September 12, 2012, we amended our Articles of Association to update them for changes in our outstanding share capital resulting from our issuance of registered shares out of conditional capital in connection with the exercise of certain warrants in February 2012. The exercise of the warrants resulted in an increase of our share capital by a total of CHF 5,571,670.24 (an amount equal to the 4,803,164 registered shares issued in connection with the transaction multiplied by the par value per share of CHF 1.16).

As a result, the amended Articles of Association now reflect a registered share capital of CHF 973,941,253.64, which is divided into 839,604,529 registered shares. We also made corresponding changes to our Articles of Association to reduce our remaining conditional share capital by the amount of the capital increase. The amended Articles of Association also reflect, as required under Swiss law, the removal of Article 5 relating to authorized capital resulting from the expiration of authorized capital on June 23, 2012.

A copy of our amended Articles of Association is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Association of Weatherford International Ltd., dated September 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Date: September 13, 2012

/s/ Joseph C. Henry
Joseph C. Henry, Senior Vice President, Co-General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Articles of Association of Weatherford International Ltd., dated September 12, 2012.